SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K


                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                                  MAY 27, 2004

                Date of Report (Date of earliest event reported)

                                 [LOGO OMITTED]

                          NORTHWEST NATURAL GAS COMPANY

             (Exact name of registrant as specified in its charter)


                           Commission File No. 1-15973

OREGON                                                       93-0256722
(State or other jurisdiction of                              (I.R.S. Employer
incorporation or organization)                               Identification No.)

                 220 N.W. SECOND AVENUE, PORTLAND, OREGON 97209
               (Address of principal executive offices) (Zip Code)

       Registrant's Telephone Number, including area code: (503) 226-4211


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ITEM 5.   OTHER EVENTS

Regulatory Developments
-----------------------

     OPUC Investigation
     ------------------

On July 13, 2004, Northwest Natural Gas Company, an Oregon corporation (the Company or NW Natural), filed for approval by the Public Utility Commission of Oregon (OPUC) a stipulation among NW Natural, the OPUC staff and two parties in NW Natural's 2003 Oregon general rate case. The stipulation provides for the settlement of issues in an investigation initiated by the OPUC in 2003 relating to NW Natural's transactions or interests in certain properties in the vicinity of the Company's headquarters building in downtown Portland, and the use of some of these properties for employee parking. The stipulation has the primary effect of reversing cost recovery as of Sept. 1, 2003, for certain properties that should not have been included in rate base in NW Natural's 2003 Oregon general rate case, and for certain employee parking costs. The OPUC is expected to act on the stipulation in July or August 2004.

If the stipulation is approved, NW Natural will pay refunds in the amount of $1.3 million to Oregon customers commencing Oct. 1, 2004, in connection with the annual purchased gas adjustment (PGA) filing to be effective on that date. Approximately $0.3 million of that amount was charged to a reserve in respect of these issues in 2003 and the first quarter of 2004; the balance of approximately $1.0 million will be recognized as expense in the second quarter of 2004. NW Natural also will reduce its Oregon revenues by about $0.5 million per year effective Oct. 1, 2004, to eliminate these costs from rates on an ongoing basis. NW Natural agreed in the stipulation to undergo an audit in 2005, at the Company's expense, which is currently expected to focus on ratemaking issues relating to the inclusion of assets in rate base and NW Natural's relationships with any affiliated interests.

     Washington General Rate Case
     ----------------------------

On June 24, 2004, the Washington Utilities and Transportation Commission (WUTC) approved a settlement agreement entered into by the parties to NW Natural's Washington general rate case filed in November 2003 (see Part II, Item 7., "Results of Operations-Regulatory Matters-General Rate Cases" in the Company's 2003 Annual Report on Form 10-K). By approving the settlement, the WUTC authorized an initial revenue increase of $3.5 million per year effective July 1, 2004. The initial rate increase does not include costs for a new service center in Vancouver, Washington, the construction of which has been postponed. The initial rate increase also does not include the cost of service relating to NW Natural's South Mist Pipeline Extension project (SMPE), which expands the Company's Mist gas storage system. The settlement does authorize NW Natural to include the SMPE costs in rates, however, subject to audit, through the annual Washington PGA filing to be effective in the fourth quarter of 2004 as long as the SMPE is completed and placed in service by Dec. 1, 2004. NW Natural expects


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the inclusion of the SMPE costs in Washington rates to result in an additional revenue increase of approximately $0.8 million per year.

Director Elected
----------------

Effective May 27, 2004, the Board of Directors elected Martha (Stormy) Byorum as a Class III director to serve until the 2005 Annual Meeting of Shareholders, at which time her name will be submitted to shareholders for election. The Board appointed Ms. Byorum to serve on the Board's Finance Committee. Ms. Byorum, 55, is the Chief Executive Officer of Cori Investment Advisors, LLC, a private equity advisory and investment banking firm. She is a former senior executive with Citibank, where she was the bank's senior energy and oil analyst among other roles during her 24 years with the bank. The Board has determined that Ms. Byorum meets the independence criteria of NW Natural's Director Independence Standards and is an independent director under current New York Stock Exchange listing standards.


FORWARD-LOOKING STATEMENTS
--------------------------

This report and other presentations made by the Company from time to time may contain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and other statements that are other than statements of historical facts. The Company's expectations, beliefs and projections are expressed in good faith and are believed to have a reasonable basis. However, each such forward-looking statement involves uncertainties and is qualified in its entirety by reference to the following important factors, among others, that could cause the actual results of the Company to differ materially from those projected in such forward-looking statements: (i) prevailing state and federal governmental policies and regulatory actions, including those of the OPUC, the WUTC and the U.S. Department of Transportation's Office of Pipeline Safety, with respect to allowed rates of return, industry and rate structure, purchased gas and investment recovery, acquisitions and dispositions of assets and facilities, operation and construction of plant facilities, the maintenance of pipeline integrity, present or prospective wholesale and retail competition, changes in tax laws and policies and changes in and compliance with environmental and safety laws, regulations and policies; (ii) weather conditions and other natural phenomena; (iii) unanticipated population growth or decline, and changes in market demand caused by changes in demographic or customer consumption patterns;
(iv) competition for retail and wholesale customers; (v) pricing of natural gas relative to other energy sources; (vi) risks relating to dependence on a single pipeline transportation provider for natural gas supply; (vii) risks resulting from uninsured property damage to Company property, intentional or otherwise;
(viii) unanticipated changes in interest or foreign currency exchange rates or in rates of inflation; (ix) economic factors that could cause a severe downturn in certain key industries, thus affecting demand for natural gas; (x) unanticipated changes in operating expenses and capital expenditures; (xi)


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unanticipated changes in future liabilities relating to employee benefit plans;
(xii) capital market conditions, including their effect on pension costs; (xiii) competition for new energy development opportunities; (xiv) potential inability to obtain permits, rights of way, easements, leases or other interests or other necessary authority to construct pipelines, develop storage or complete other system expansions; and (xv) legal and administrative proceedings and settlements. All subsequent forward-looking statements, whether written or oral and whether made by or on behalf of the Company, also are expressly qualified by these cautionary statements.

Any forward-looking statement speaks only as of the date on which such statement is made, and the Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time and it is not possible for the Company to predict all such factors, nor can it assess the impact of each such factor or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement.


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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                         NORTHWEST NATURAL GAS COMPANY
                                         (Registrant)


Dated:  July 14, 2004                    /s/ Bruce R. DeBolt
                                         -----------------------------
                                         Senior Vice President and
                                         Chief Financial Officer